                                                                    EXHIBIT 99.2


                   CORIXA AND GLAXOSMITHKLINE ISSUE STATEMENT
                       REGARDING IDEC PATENT INFRINGEMENT

SEPTEMBER 12, 2001 -- Corixa and GlaxoSmithKline today filed a complaint in Delaware District Court for patent infringement against IDEC Pharmaceuticals Corporation. The complaint alleges that IDEC's activities going forward since the Oncologic Drugs Advisory Committee's (ODAC) recommendation for approval of Zevalin(TM) infringe, and/or will infringe, U.S. Patent Nos. 5,595,721, 6,015,542, and 6,090,365. The complaint seeks available remedies under the patent laws, including monetary damages and permanent injunctive relief. It is our desire to protect our intellectual property without limiting patients' access to radioimmunotherapy. Therefore, we are willing to work constructively with IDEC toward that goal and have extended an offer to discuss licensing of Corixa's patents.

The patents in question cover imaging, composition of matter and methods-of-use in the treatment of non-Hodgkin's lymphoma (NHL) with a radiolabeled anti-CD-20 antibody. This broad patent estate clearly encompasses Zevalin.

We filed the suit at this time because IDEC's activities following ODAC's recommendation for approval of Zevalin constitutes, and/or will constitute, infringement of Corixa's patents.

To date, IDEC has made no attempt to contact Corixa or GSK about a license to Corixa's patented technology. We find IDEC's actions in this regard to be particularly surprising because IDEC is clearly aware of the existence and the coverage of these patents. In recent public filings, including its most recent Form 10-Q quarterly report filed with the Securities and Exchange Commission, IDEC identified the three Corixa patents named in our suit as having a potential adverse effect on IDEC's ability to make, use, offer to sell, sell and import Zevalin. To acknowledge this risk and yet fail to seek any resolution is evidence of IDEC's intent to knowingly and willfully infringe Corixa's patents.

Corixa and GSK will pursue this matter vigorously to protect Corixa's intellectual property. However, in the interest of resolving this matter outside of litigation, we have extended an offer in writing to IDEC CEO William Rastetter to discuss licensing our patents.

It is important to note that this action should have no effect on the regulatory process that Zevalin or our drug, Bexxar(TM), are completing, nor is it likely to prevent IDEC from launching Zevalin. It simply asserts our rights as owners and licensees of important inventions and intellectual property, and asks the court to issue a ruling that prevents IDEC from profiting from technology that they do not have the right to use.

Both Corixa and GSK are focused on developing and marketing innovative therapies for unmet medical needs. Radioimmunotherapy, a novel class of cancer treatments that includes Bexxar, represents an example of such innovation and may offer new hope to patients suffering from NHL. We continue to work closely with regulators to complete the review and release of Bexxar to the market. The Corixa/GSK collaboration to bring Bexxar to these patients is the culmination of years of research and investment. U.S. patent law is designed to protect innovations like Bexxar, and allow the companies that invent them the chance to recoup their significant investment. As such, intellectual property is one of the pillars of the research-driven pharmaceutical industry that Corixa and GSK must vigorously enforce across their entire proprietary portfolios. We believe that the Delaware courts will enforce Corixa's patents. Throughout this proceeding, we intend to protect our patent rights through methods that meet both the needs of patients with NHL and our obligations as public companies.

-- Corixa and GlaxoSmithKline

CORIXA FORWARD-LOOKING STATEMENT

Except for the historical information presented, certain matters discussed in this press release are forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to, uncertainties of litigation and the failure of the FDA to approve Bexxar(TM) for commercial sale and the "Factors Affecting Our Operating Results, Our Business and Our Stock Price," described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, copies of which are available from our investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

GLAXOSMITHKLINE FORWARD-LOOKING STATEMENT

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, the Company cautions investors that any forward-looking statements or projections made by the Company, including those made in this Announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group's operations are described under Risk Factors in the Operating and Financial Review and Prospects in the Company's Annual Report on Form 20-F for 2000, filed with the US Securities and Exchange Commission.

For more information:
Jim DeNike                                  Holly Russell
Corixa Corporation                          GlaxoSmithKline
206.754.5716                                919-483-2839
denike@corixa.com


                                      # # #